AGREEMENT FOR THE PURCHASE AND SALE


                  OF CERTAIN ASSETS OF COMMUNICATE DIRECT, INC.




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\42548\010\10AGTCDI.008
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                                TABLE OF CONTENTS

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Purchase and Sale of Assets..................................................  1
         1.1      Agreement to Purchase and Sell.............................  1
         1.2      Assumed Liabilities........................................  2
         1.3      Update of Schedules........................................  3
         1.4      Sublease...................................................  3
         1.5      Closing....................................................  3

Purchase Price and Payment Terms....................................... .....  3
         2.1      Purchase Price.............................................  3
         2.2      Method of Payment..........................................  3
         2.3      Allocation of the Purchase Price...........................  4

Representations and Warranties of Seller.....................................  4
         3.1      Seller's Organization and Standing.........................  4
         3.2      Seller's Corporate Authority...............................  5
         3.3      Events Subsequent to October 31, 1996......................  5
         3.4      Title to Personal Property.................................  5
         3.5      Litigation.................................................  5
         3.6      Consents...................................................  5
         3.7      Compliance with Law........................................  6
         3.8      Taxes......................................................  6
         3.9      Contracts..................................................  6
         3.10     Labor Relations............................................  6
         3.11     Benefit Plans..............................................  6
         3.12     Brokers and Finders........................................  6
         3.13     No Conflict or Violation...................................  6
         3.14     Discounts and Credits......................................  7
         3.15     Disclaimer of Warranties...................................  7

Representations and Warranties of Buyer......................................  7
         4.1      Buyer's Organization and Standing..........................  7
         4.2      Buyer's Corporate Authority................................  7
         4.3      Litigation.................................................  7
         4.4      Consents...................................................  7
         4.5      Brokers and Finders........................................  7
         4.6      No Conflict or Violation...................................  8
         4.7      Seller's Representations and Warranties....................  8

Covenants of Seller..........................................................  8
         5.1      Conduct of Seller's Business Pending Closing...............  8
         5.2      Access Pending Closing.....................................  8
         5.3      Consents of Third Parties..................................  8
         5.4      Introductions to Customers.................................  8


Buyer's Covenants............................................................  9
         6.1      Books and Records..........................................  9
         6.2      Consents...................................................  9
         6.3      Publicity..................................................  9

Mutual Covenants.............................................................  9
         7.1      Fairness Opinion...........................................  9
         7.2      Operations Pending Closing.................................  9
         7.3      Collection of Accounts Receivable.......................... 10
         7.4      Employees.................................................. 10

Conditions to Buyer's Obligations to Close................................... 11
         8.1      Representations and Warranties............................. 11
         8.2      Performance................................................ 11
         8.3      Updated Schedules.......................................... 11
         8.4      Fujitsu Contract........................................... 12
         8.5      Fairness Opinion........................................... 12
         8.6      Assignment Documents....................................... 12
         8.7      Tender of Possession....................................... 12
         8.8      Sublease....................................................12

Conditions to Seller's Obligations to Close.................................. 12
         9.1      Representations and Warranties............................. 12
         9.2      Performance................................................ 12
         9.3      Board Approval............................................. 12
         9.4      Fairness Opinion........................................... 12
         9.5      Assumption Documents....................................... 12
         9.6      Payment Note............................................... 12
         9.7      Release of Bank Loans...................................... 13
         9.8      Sublease................................................... 13

Indemnification ............................................................. 13
         10.1     Indemnification of Buyer................................... 13
         10.2     Seller's Indemnification Limitations....................... 13
         1010.3   Indemnification of Seller.................................. 13
         10.4     Procedure for Indemnification.............................. 14
         10.5     Survival................................................... 15
         10.6     Exclusive Remedy........................................... 15


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Miscellaneous................................................................ 15
         11.1     Seller's Knowledge.......................... .............. 15
         11.2     Written Agreement to Govern................................ 16
         11.3     Severability............................................... 16
         11.4     Notices.................................................... 16
         11.5     Parties in Interest........................................ 17
         11.6     Counterparts and Faxed Signatures.......................... 17
         11.7     Law to Govern.............................................. 17
         11.8     Successors and Assigns..................................... 17
         11.9     Further Assurances......................................... 17
         11.10    Gender, Number and Headings................................ 17
         11.11    Schedules and Exhibits..................................... 18
         11.12    Waiver of Provisions....................................... 18
         11.13    Expenses................................................... 18



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\42548\010\10AGTCDI.008


                       AGREEMENT FOR THE PURCHASE AND SALE
                           OF CERTAIN OF THE ASSETS OF
                            COMMUNICATE DIRECT, INC.

         THIS AGREEMENT is made in Chicago, Illinois, this 9th day of December, 1996, by and between NEWTEL BUFFALO GROVE, INC., an Illinois corporation ("Buyer") and COMMUNICATE DIRECT, INC., an Illinois corporation ("Seller") and a wholly-owned subsidiary of SoftNet Systems, Inc., a New York Corporation ("SoftNet").

                              W I T N E S S E T H:

         WHEREAS, Seller is engaged in the business of selling, maintaining, repairing, servicing, moving and expanding telephone and data systems (the "Business");

         WHEREAS, Seller and Buyer have agreed that Seller shall sell and transfer and Buyer shall purchase and assume, certain assets used by Seller in the Business and certain of Seller's liabilities on the terms and subject to the conditions set forth herein;

         WHEREAS, Seller and Buyer acknowledge that, following the transactions contemplated in this Agreement, Seller will continue to engage in the Business and further acknowledge that nothing in this Agreement will in any way impair Seller's right and ability to continue to engage in such Business; and

         NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:


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1.    Purchase and Sale of Assets


      .1 Agreement to Purchase and Sell. Seller hereby agrees to sell, convey, transfer, assign and deliver the following assets (the "Purchased Assets") to Buyer at the Closing (as defined in Section 1.5 below), and Buyer hereby agrees to purchase the Purchased Assets from Seller at the Closing, free and clear, except as described on the schedules attached hereto, of all liens, pledges, options, claims, security interests, successor liabilities and encumbrances of whatever nature, or other similar right of any person, corporation, governmental authority, partnership, company, trust or other entity, for the aggregate Purchase Price (as defined in Section 2.1 below):

                                    .1  The   right,   subject   to  the  rights
                                    described  on  Schedule  1.1.1,  to the name
                                    Communicate Direct, Inc.;

                                    .2 The specific customer and mailing lists described on Schedule 1.1.2;

                                    .3   Specific   accounts   receivable,    as
                                    described on Schedule 1.1.3;

                                    .4 Specific  inventories and parts supplies,
                                    subject  to  the  rights  as   described  on
                                    Schedule 1.1.4;

                                    .5 Specific  computer software and hardware,
                                    including    certain    computer    software
                                    currently owned by SoftNet, and rights under certain computer hardware leases, all as described on Schedule 1.1.5;

                                    .6 Specific furniture and fixtures located at the Seller's facility in Buffalo Grove, Illinois (the "Facility"), as described on
                                    Schedule 1.1.5;

                                    .7 Tools and equipment and rights under certain equipment leases, all as described on Schedule 1.1.5;

                                    .8 Rights under certain vehicle leases, as described on Schedule 1.1.8;

                                    .9 Deposits, as described on Schedule 1.1.9;

                                    .10 Security alarm system and equipment located at the Facility, as described on
                                    Schedule 1.1.10; and

                                    .11 Vendor warranties and guaranties, as described on Schedule 1.1.11.

      .2 Assumed Liabilities. Subject to and upon Closing, Buyer hereby agrees to assume the following liabilities of Seller related to or incurred in connection with the operation of the Business (the "Assumed Liabilities"):

                                    .1 Accounts payable and accrued expenses, as described on Schedule 1.2.1;

                                    .2  Accrued   sales  tax,  as  described  on
                                    Schedule 1.2.2;

                                    .3 Deferred revenue under service contracts, as described on Schedule 1.2.3;

                                    .4  Warranty   obligations  for  repair  and
                                    replacement  of  defective   workmanship  or
                                    materials, as described on Schedule 1.2.4;

                                    .5  Obligations   with  respect  to  certain
                                    vehicle  leases,  as  described  on Schedule
                                    1.2.5;

                                    .6  Obligations   with  respect  to  certain
                                    equipment and computer hardware leases, as described on Schedule 1.2.6;

                                    .7 Liabilities  and  obligations for accrued
                                    vacation,  sick  leave  and  holiday  pay to
                                    Buyer   Employees  (as  defined  in  Section
                                    7.4.1)

      .3 Update of Schedules. Each of the Schedules attached hereto as of the date hereof shall be updated by Seller on the Closing Date.

      .4 Sublease. On or prior to the Closing, Buyer and Seller shall enter into a sublease, substantially in the form of Exhibit A attached hereto (the "Sublease") for the lease by Buyer of a portion of the Facility. Payments required under the Sublease shall be jointly and severally guaranteed, pursuant to a guaranty substantially in the form attached hereto as Exhibit B (the "Sublease Guaranty"), up to a maximum aggregate amount of $400,000, by the following: (a) John Jellinek, (b) Phil Kenny, (c) Daniel Lee and (d) Michael FSublease. On or prior to the Closing, Buyer and Seller shall enter into a sublease, substantially in the form of Exhibit A attached hereto (the "Sublease") for the lease by Buyer of a portion of the Facility. Payments required under the Sublease shall be jointly and severally guaranteed, pursuant to a guaranty substantially in the form attached hereto as Exhibit B (the "Sublease Guaranty"), up to a maximum aggregate amount of $400,000, by the following: (a) John Jellinek, (b) Phil Kenny, (c) Daniel Lee and (d) Michael Fainman.

      .5 Closing. The consummation of the purchase and sale of the Purchased Assets and assumption of the Assumed Liabilities (the "Closing") shall take place at the offices of Buyer's counsel, Rudnick & Wolfe, 203 North LaSalle Street, Chicago, Illinois 60601, on such date and commencing at such time as Seller and Buyer shall agree, but in no event later than 9:00 a.m. on December 9, 1996. The date of the Closing is referred to herein as the "Closing Date". Upon Closing, the transactions contemplated hereby shall be deemed to have occurred effective as of 12:01 a.m. on November 1, 1996 (the "Effective Date"). Seller shall deliver possession of the Purchased Assets and the Sublease to Buyer, and Buyer shall assume the Assumed Liabilities and deliver to Seller the Payment Note and the Payment Note Guaranties (as defined in Section 2.2.2 hereof) and the Sublease and the Sublease Guaranty at the Closing, all such deliveries and assumption to be deemed to have occurred on and as of the Effective Date.



2.    Purchase Price and Payment Terms




      .1 Purchase Price. The aggregate purchase price (the "Purchase Price") to be paid to Seller by Buyer for the Purchased Assets shall be as follows:

                                    .1   The    assumption    of   the   Assumed
                                    Liabilities; plus

                                    .2 The sum of the amounts  shown in Sections
                                    2.2.2, 2.2.3, and 2.2.4.

      .2 Method of Payment. Buyer shall pay the Purchase Price to Seller in the following manner on the Closing Date:

                                    .1   Buyer   shall    assume   the   Assumed
                                    Liabilities;

                                    .2 $209,579 shall be paid by a promissory note (the "Payment Note"), substantially in the form attached hereto as Exhibit C.

                                    .3  An  amount  equal  to  the   outstanding
                                    principal and accrued interest as of the Closing shall be paid, on Seller's behalf, to West Suburban Bank as payment in full of indebtedness incurred by Seller to finance certain leasehold improvements located at the Facility.

                                    .4  An  amount  equal  to  the   outstanding
                                    principal and accrued interest as of the Closing shall be paid, on SoftNet's behalf, to West Suburban Bank as payment in full of indebtedness incurred by SoftNet to finance certain computer software purchases.

      The Payment Note shall be unsecured and Seller shall agree to subordinate amounts due and owing under the Payment Note to debt incurred by Buyer to a bank or other institutional lender, and to execute evidence of such subordination as necessary, on such terms and conditions as Seller shall approve. Repayment of the Payment Note shall be severally guaranteed, pursuant to individual guaranties substantially in the form attached hereto as Exhibit D (the "Payment Note Guaranties"), by each of the following: (a) John Jellinek, (b) Phil Kenny,
(c) Daniel Lee, and (d) Michael Fainman.

      .3 Allocation of the Purchase Price. The Purchase Price shall be allocated by Seller and Buyer among the Purchased Assets in the manner mutually determined by Buyer and Seller in good faith and as set forth on Schedule 2.3. Buyer and Seller shall (a) reflect the Purchased Assets in their books and for tax reporting purposes in accordance with such allocations, (b) file all forms required under Section 1060 of the Internal Revenue Code and all other tax returns and reports in accordance with and based upon such allocation, and (c) unless required to do so in accordance with a "determination", as defined in
Section 1313(a)(1) of the Internal Revenue Code, take no position in any tax return, tax proceeding, tax audit or otherwise which is inconsistent with such allocation.



3.    Representations and Warranties of Seller


      Seller hereby represents and warrants to Buyer, as of the date hereof, as follows:

      .1 Seller's Organization and Standing. Seller is a corporation which is duly organized, validly existing and in good standing under the laws of the State of Illinois. Seller is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which such qualification is necessary under applicable law as a result of the conduct of its business or the ownership of its properties, except in any jurisdiction where the failure to do so would not have any material adverse effect on Seller. Seller has full corporate power and authority to conduct its business as it is presently being conducted and to own and lease its properties and assets.

      .2 Seller's Corporate Authority. Seller has full corporate power and authority to execute and deliver this Agreement and the other documents and agreements referred to herein and to perform all of its obligations hereunder and thereunder. Seller's execution and delivery of this Agreement and the other documents and agreements referred to herein and Seller's performance of its obligations hereunder and thereunder have been duly authorized by all necessary corporate action. This Agreement and the other documents and agreements referred to herein are a legal, valid and binding agreements of Seller and each is enforceable against Seller in accordance with its terms except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws or by the unavailability of equitable remedies.

      .3Events Subsequent to October 31, 1996. To the best of Seller's knowledge, except to the extent set forth in Schedule 3.3 hereto, since October 31, 1996 there has not been:


                           (a)  Any  material  damage,   destruction,   loss  or
         forfeiture (whether or not covered by insurance) affecting any of the Purchased Assets; or

                           (b) Any material change in the Assumed Liabilities or in the manner in which Seller operates the Business which may reasonably be expected to have a material adverse effect on the Purchased Assets or Assumed Liabilities; or

                           (c) Any written notice received by Seller from any material customer indicating any intention to curtail, suspend or terminate such customer's business relationship with Seller.

      .4 Title to Personal Property. Seller has good and marketable title to the Purchased Assets, free and clear of any and all liens, claims, security interests, options, leases, restrictions or encumbrances of whatever nature, except as described on Schedule 3.4.

      .5 Litigation. Except as listed on Schedule 3.5, to Seller's knowledge there is no suit, arbitration, claim, investigation, action or proceeding pending or threatened before any court, arbitrator, administrative or regulatory body, or any governmental agency to which Seller is a party and which will or could have any material adverse effect upon any of the Purchased Assets or the Assumed Liabilities or which will or could prevent or interfere with the consummation of the transaction contemplated hereby. To Seller's knowledge, no such judgment, order or decree has been entered, nor has any such determination been made or liability been incurred, which has, or could have, such an effect.

      .6 Consents. Except as specifically set forth on Schedule 3.6, Seller is not required to obtain any consents or other approvals from any governmental agency or other person (including any lessor, customer, supplier or lender) as a result of the transactions contemplated hereby.

      .7 Compliance with Law. Seller is not in default under or in violation of any applicable statute, law, ordinance, decree, order, rule, regulation, franchise, permit or license of any governmental body, which may result in a material adverse effect upon any of the Purchased Assets or the Assumed Liabilities.

      .8 Taxes. Seller has timely filed all required federal, state and local tax returns and reports relating to its business, and has paid all taxes due with respect thereto. Seller does not have any federal, state or local tax liabilities other than those reflected on such tax returns with respect to the periods covered by such tax returns.

      .9 Contracts. Except as set forth on Schedule 3.9, there is no contract, agreement, commitment or arrangement, or any outstanding unaccepted offer, whether written or oral, express or implied, fixed or contingent, to which Seller is a party or by which it or any of the Purchased Assets is bound, which has had, or may reasonably be expected to have, a material adverse effect upon any of the Purchased Assets or the Assumed Liabilities.

      .10 Labor Relations.ReSeller is not a party to or bound by any collective bargaining agreement. To Seller's knowledge, there is no current union organizational activity with respect to the employees of Seller and there has not been any such activity in the past twelve months. To Seller's knowledge, no allegation, charge or complaint of age, disability, sex or race discrimination or similar charge has been made or threatened against Seller.

      .11 Benefit Plans. Except as described on Schedule 3.11, there are no employee benefit plans currently in effect with respect to any of Seller's current or former employees.

      .12 Brokers and Finders. Seller has not engaged or authorized any broker, investment banker or other third party to act on its behalf, either directly or indirectly, as a broker, finder or advisor in connection with the transactions contemplated hereby.

      .13 No Conflict or  Violation.  Assuming  that all  consents  described on
Schedule 3.6 have been obtained and except as may result from any facts or circumstances relating solely to Buyer, the execution and delivery of this Agreement, the consummation of the transactions contemplated by this Agreement, and the fulfillment of the terms hereof do not and will not result in (a) a violation of or conflict with any provision of Seller's Articles of Incorporation, Bylaws, or other organizational documents, (b) a breach of, or a default under, any term or provision of any contract, agreement, indebtedness, encumbrance, commitment, license, franchise, permit, authorization or concession to which Seller is a party and affecting any of the Purchased Assets or Assumed Liabilities, other than such breaches or defaults which would not have a material adverse effect on the Purchased Assets or Assumed Liabilities, (c) a violation by Seller of any statute, rule, regulation, ordinance, code, order, judgment, writ, injunction, decree or award, other than such violations which would not have a material adverse effect on the Purchased Assets or Assumed Liabilities, or (d) an imposition of any encumbrance, restriction or charge on any of the Purchased Assets.

      .14 Discounts and Credits. Except as disclosed on Schedule 3.14, Seller has not entered into any agreements, does not have any policy, and has not engaged in any course of dealing relating to the granting of discounts or credits to customers for any reason.

      .15 Disclaimer of Warranties. Except with respect to the warranties and representations specifically set forth in this Agreement, Seller makes no warranty, express or implied, whether of merchantability, suitability or fitness for a particular purpose, or quality as to the Purchased Assets or any part thereof, or as to the condition or workmanship thereof, or the absence of any defects therein, whether latent or patent.





4.    Representations and Warranties of Buyer

      Buyer hereby represents and warrants to Seller as of the date hereof as follows:

      .1 Buyer's Organization and Standing. Buyer is a corporation which is duly organized, validly existing and in good standing under the laws of the State of Illinois.

      .2 Buyer's Corporate Authority. Buyer has full corporate power and authority to execute and deliver this Agreement, the Payment Note and the other documents and agreements referred to herein and to perform all of its obligations hereunder and thereunder. Buyer's execution and delivery of this Agreement, the Payment Note and the other documents and agreements referred to herein and the performance of its obligations hereunder and thereunder have been duly authorized by all necessary corporate action. This Agreement, the Payment Note and the other documents and agreements referred to herein are legal, valid and binding agreements of Buyer and each is enforceable against Buyer in accordance with its terms except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws or by the unavailability of equitable remedies.

      .3 Litigation. There is no suit, arbitration, claim, investigation, action or proceeding pending or threatened before any court, arbitrator, administrative or regulatory body, or any governmental agency to which Buyer is a party and which will or could prevent or interfere with the consummation of the transaction contemplated hereby. No such judgment, order or decree has been entered, nor has any such determination been made or liability been incurred, which has, or could have, such an effect.

      .4 Consents. Buyer is not required to obtain any consents or other approvals from any governmental agency or other person (including any lessor, customer, supplier or lender) as a result of the transactions contemplated hereby.

      .5 Brokers and Finders. Buyer has not engaged or authorized any broker, investment banker or other third party to act on its behalf, either directly or indirectly, as a broker, finder or advisor in connection with the transactions contemplated hereby.

      .6 No Conflict or Violation. The execution and delivery of this Agreement, the Payment Note and the other documents and agreements referred to herein, and the consummation of the transactions contemplated by this Agreement, and the fulfillment of the terms hereof do not and will not result in (a) a violation of or conflict with any provision of Buyer's Articles of Incorporation, Bylaws, or other organizational documents, (b) a breach of, or a default under, any term or provision of any contract, agreement, indebtedness, encumbrance, commitment, license, franchise, permit, authorization or concession to which Buyer is a party, or (c) a violation by Buyer of any statute, rule, regulation, ordinance, code, order, judgment, writ, injunction, decree or award.

      .7 Seller's Representations and Warranties. Buyer does not know of any breach by Seller of its representations and warranties set forth in this Agreement or in the other documents and agreements referenced herein.


5.    Covenants of Seller


      Seller hereby covenants and agrees with Buyer as follows:

      .1 Conduct of Seller's Business Pending Closing. From the date hereof to and including the Closing Date, Seller shall operate the Business only in the usual and ordinary course, consistent with past practice, and shall not, without the prior written consent of Buyer, take or omit to take any action, the effect of which act or omission would render any of Seller's representations or warranties set forth herein inaccurate as of the Closing Date.

      .2 Access Pending Closing. From the date hereof to and including the Closing Date, Seller shall cause Buyer and its directors, officers, employees, accountants, and other agents and representatives to have the right of full and complete access to Seller's facilities, books and records, during normal business hours and on reasonable notice, for the purpose of making such investigation of Seller's business, assets, liabilities, condition (financial or other), operations and prospects as Buyer may reasonably deem necessary.

      .3 Consents of Third Parties. Seller shall use its best efforts to obtain, at its expense, all consents and other approvals of all lessors, lenders, governmental authorities and other third parties which are required to be obtained by Seller in connection with the transaction contemplated by this Agreement.

      .4 Introductions to Customers. From the date hereof to and including the Closing Date, Seller shall provide Buyer with introductions to the appropriate representatives of such of Seller's customers as Seller shall suggest or as Buyer may reasonably request.

6.    Buyer's Covenants



      Buyer hereby covenants and agrees with Seller as follows:

      .1 Books and Records. In connection with (i) any tax audit of Seller, SoftNet or any of SoftNet's shareholders, or (ii) the preparation of any tax return of Seller, SoftNet or any of SoftNet's shareholders, Buyer shall make available to Seller, SoftNet or such shareholder for inspection or copying at any reasonable time within seven (7) years after the Closing Date, at such entity's or individual's request and expense, all books and records then in Buyer's possession or control relating to Seller's Business which existed on the Closing Date or which relate to any period prior to the Closing Date.

      .2 Consents. Prior to the Closing, Buyer shall cooperate with Seller to procure, upon reasonable terms and conditions, all consents and approvals required hereunder and shall complete all filings, registrations and certificates required to be made by Buyer in connection with the transaction contemplated herein.

      .3 Publicity. Except as required by applicable law, without the prior written consent of Seller, (i) prior to the Closing, Buyer shall not disclose or publish, or permit the disclosure or publication of, any information concerning the execution and delivery of this Agreement, or the transactions contemplated by this Agreement, to any third party and (ii) Buyer shall not disclose the Purchase Price paid hereunder.



7     Mutual Covenants


      The parties hereto hereby covenant and agree with one another as follows:

      .1 Fairness Opinion. Buyer and Seller acknowledge that principals of Buyer are directors and substantial shareholders of SoftNet; accordingly SoftNet and Seller will obtain a so-called fairness opinion with respect to the subject transaction in a form and from a firm acceptable to Seller.

      .2 Operations Pending Closing. The Closing of the transaction contemplated hereby shall be effective from and after the Effective Date and the parties intend that all operations relating to the Purchased Assets shall be for Buyer's account. Accordingly, (i) all cash receipts relating to the Purchased Assets from and after the Effective Date shall be retained in Seller and used solely to satisfy obligations relating to the Purchased Assets and (ii) all liabilities and obligations relating to the Purchased Assets or the Buyer Employees in the ordinary course of business from and after the Effective Date shall be the responsibility of Buyer. No funds or assets relating to the Purchased Assets shall be diverted to any other purpose, business or operation of Seller or SoftNet. Seller shall use reasonable efforts to preserve the Business and the Purchased Assets pending Closing and to retain existing customer, employee and vendor relationships. If and to the extent the funds from operations of the Business are inadequate to cover all payroll, employee benefit and related employee costs or to provide other essential services to employees or customers, then Seller or SoftNet shall provide the shortfall and funds so advanced by Seller or SoftNet with respect to operations between the Effective Date and the Closing shall be repaid by Buyer to Seller in cash at Closing.

      .3 Collection of Accounts Receivable

                  .1 Subject to the terms of this Section 7.3, at the Closing, Buyer will acquire hereunder, and thereafter Buyer shall have the right and authority to collect for Buyer's account those accounts receivable listed on Schedule 1.1.3 (collectively, the "Transferred Receivables") and Seller shall, within five (5) days after receipt of any payment in respect of any of the Transferred Receivables, properly endorse and deliver to Buyer any cash, checks or other forms of payment (or the appropriate portion thereof) received on account thereof or otherwise relating thereto.

                  .2 Included in the Transferred Receivables are certain accounts receivable which are over ninety (90) day's past due (the "Aged Receivables"). Buyer hereby agrees to use all reasonable efforts to collect the amounts outstanding under the Aged Receivables. Additionally, notwithstanding anything to the contrary contained in this Agreement or the other agreements and documents referred to herein, Buyer and Seller hereby agree that Seller shall receive seventy-five percent (75%) of any and all amounts collected with respect to the Aged Receivables and Buyer shall receive twenty-five percent (25%) thereof. Seller shall pay to Buyer the amounts due pursuant to this Section 7.3.2 within five (5) days of Seller's receipt thereof.

                  .3 If and to the extent that all of the Aged Receivables have not been collected within 120 days of the Closing Date, Buyer shall promptly assign to Seller such uncollected Aged Receivables and the right to pursue collection thereof.

      .4 Employees.

                  .1 Buyer shall offer employment to those current employees (the "Buyer Employees") of the Business listed on Schedule 7.4.1 on substantially equivalent salary, bonuses, benefits and positions. Seller will use all reasonable efforts to retain all Buyer Employees through the Closing. Buyer shall not incur any liability or obligation with respect to any employee that does not accept employment with Buyer. Buyer will not incur as a result of the transfer of the Purchased Assets, any present, future or contingent liability or obligation to pay any pension benefits, medical benefits, compensation for loss of employment or other compensation or benefits to any employee of Seller (including any Buyer Employee) terminated on or prior to the Effective Date. Except as specifically provided in this
         Section 7.4, Buyer shall be responsible for compensation, benefits and other employee-related matters of the Buyer Employees arising out of service on or after the Effective Date.

                  .2 Seller shall retain all liabilities, perform all obligations and maintain all insurance under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") with respect to its employees and former employees of the Business and their covered dependents, other than Buyer Employees who accept employment with Buyer.

                  .3 Seller shall be liable for any severance, separation or similar liabilities, that are payable (i) to any person whose right to severance or separation benefits arises as a result of the transactions contemplated by this Agreement (other than as a result of a breach by Buyer of its obligations hereunder), (ii) to any person whose employment with Seller was terminated prior to the Closing, and (iii) to any employee of Seller not hired by Buyer. Buyer shall be liable for any severance, separation or similar liabilities for all Buyer Employees under Buyer's employment policies and procedures.

                  .4 Seller shall be liable for the  administration  and payment of all workers'  compensation  liabilities and benefits with respect to
         (i) Buyer Employees resulting from claims, events, circumstances, exposures, conditions or occurrences occurring prior to the Effective Date, and (ii) employees and former employees of Seller that do not become Buyer Employees. Buyer shall be responsible for the administration and payment of all workers' compensation liabilities and benefits with respect to Buyer Employees resulting from claims reported following the Effective Date, and resulting from events, circumstances, exposures, conditions, or occurrences after the Effective Date, provided Seller shall administer and pay all workers' compensation liabilities and claims in the ordinary course of business from the Effective Date through Closing and shall promptly assign to Buyer any insurance proceeds attributable to the workers' compensation claims accepted by Buyer.



8     Conditions to Buyer's Obligations to Close



      Buyer's obligations to proceed with the Closing are subject to the satisfaction on or before the Closing Date of each of the following conditions:

      .1 Representations and Warranties. Each of the representations and warranties of Seller contained herein shall be true and correct in all material respects on and as of the Closing Date.

      .2 Performance. Seller shall have duly performed or complied in all material respects with all of the covenants, acts and obligations to be performed or complied with by them hereunder at or prior to the Closing.

      .3 Updated Schedules. Seller shall have delivered all Schedules hereto, in accordance with Section 1.3 hereof.

      .4 Fujitsu Contract. Buyer shall have received from Fujitsu Business Communications a contract acceptable to Buyer for continued service and parts for "imbedded base customers" which are essentially existing and prior customers of Seller.

      .5 Fairness Opinion. Seller shall have received the fairness opinion described in Section 7.1.

      .6 Assignment Documents. Seller shall deliver to Buyer an executed assignment and bill of sale and such other instruments of transfer and corporate consents and documents as Buyer may reasonably request to effect the transfer of the Purchased Assets in accordance herewith.

      .7 Tender of Possession. Seller shall tender to Buyer possession of all of the Purchased Assets.

      .8 Sublease. Seller shall deliver to Buyer an executed Sublease. Sublease.



9.    Conditions to Seller's Obligations to Close


      Seller's obligations to proceed with the Closing are subject to the satisfaction on or before the Closing Date of each of the following conditions:

      .1 Representations and Warranties. Each of the representations and warranties of Buyer contained herein shall be true and correct in all material respects on and as of the Closing Date.

      .2 Performance. Buyer shall have duly performed or complied in all material respects with all of the covenants, acts and obligations to be performed or complied with by it hereunder at or prior to the Closing.

      .3 Board Approval. Seller's and SoftNet's Boards of Directors shall have approved the transactions contemplated hereby.

      .4 Fairness Opinion. Seller shall have received the so-called fairness opinion, as described in Section 7.1.

      .5 Assumption Documents. Buyer shall deliver to Seller such instruments of assumption and corporate consents and documents as Seller may reasonably request to effect the assumption by Buyer of the Assumed Liabilities in accordance herewith.

      .6 Payment Note. Buyer shall tender to Seller the Payment Note and the Payment Note Guaranty as described in Section 2.2 hereof.

      .7 Release of Bank Loans. Buyer shall have tendered to West Suburban Bank the amounts described in Sections 2.2.3 and 2.2.4 hereof and Seller and SoftNet shall have received evidence of their release from the bank loans described therein.

      .8 Sublease. Buyer shall deliver to Seller an executed Sublease and the Sublease Guaranty as described in Section 1.4 hereof.



10    Indemnification


      .1 Indemnification of Buyer. Seller shall indemnify, defend and hold Buyer and its officers, directors, shareholders, employees and agents, and their respective heirs, executors, personal representatives, successors and assigns, harmless from and against any and all costs, expenses, losses, damages, fines, penalties or liabilities (including, without limitation, interest which may be imposed by any third party in connection therewith, court costs, litigation expenses, reasonable attorneys' and accountants' fees and expenses relating to proof of claims) (collectively "Damages" herein), incurred by any of such parties with respect to, in connection with, or arising from, or alleged to result from, arise out of or in connection with:

                           .1 A breach by Seller of any representation, warranty, covenant, restriction or agreement contained in this Agreement or in any other document delivered pursuant hereto or in connection herewith; and

                           .2 Any federal, state or local taxes or customs duties payable by Seller and attributable to Seller's Business prior to the Closing, other than those specifically included in the Assumed Liabilities; and

                           .3 Any environmental condition or occurrence relating to Seller's Business prior to the Closing; and

                           .4  Other   than   with   respect   to  the   Assumed
         Liabilities, any other matter relating to the operation of Seller's Business prior to the Closing, including without limitation, obligations undertaken, accidents, injuries, property damage and products liability.

      .2 Seller's Indemnification Limitations. With respect to any indemnity claims pursuant to Section 10.1, Seller's liability shall be limited to Damages incurred by Buyer which when aggregated with other Damages incurred by Buyer, exceed $25,000 and then, only to the extent of such excess. Seller's indemnification obligations hereunder shall be limited to $209,579.

      .3  Indemnification  of Seller.  Buyer  shall  indemnify,  defend and hold
Seller and its shareholders, directors, officers, employees, agents, heirs, executors, personal representatives, successors and assigns harmless from and against any and all Damages incurred by any of such parties with respect to, in connection with, arising from, or alleged to result from, arise out of, or in connection with (i) a breach by Buyer of any representation, warranty, covenant, restriction or agreement contained in this Agreement or in any other document delivered pursuant hereto or in connection herewith, (ii) the Assumed Liabilities or (iii) Buyer's use of the Purchased Assets following the Closing, including without limitation, obligations undertaken, accidents, injuries, property damage and products liability.

      .4 Procedure for Indemnification.or Indemnification

                           .1 Any party which is entitled to be indemnified hereunder (the "Indemnified Party") shall give notice hereunder to the indemnifying party ("Indemnifying Party") promptly after obtaining written notice of any claim as to which recovery may be sought against such Indemnifying Party because of the terms of this Section 10 and, if such indemnity shall arise from the claim of a third party, shall permit the Indemnifying Party to assume the defense of any such claim and any litigation resulting from such claim using such legal counsel as shall be reasonably acceptable to the Indemnified Party. Any notice given pursuant to this Paragraph 10.4.1 shall be accompanied by copies of all materials in possession of the Indemnified Party which reasonably relate to such claim. Notwithstanding the foregoing, the right to indemnification hereunder shall not be affected by any failure of an Indemnified Party to give such notice or related materials or delay by an Indemnified Party in giving such notice or related materials unless, except to the extent that the rights and remedies of the Indemnifying Party shall have been prejudiced as a result of the failure to give, or delay in giving, such notice or related materials. Failure by an Indemnifying Party to notify an Indemnified Party of his or its election to defend any such claim or action by a third party within twenty-one (21) days after notice thereof shall have been given to the Indemnifying Party shall be deemed a waiver by such Indemnifying Party of his or its right to defend such claim or action.

                           .2 If the Indemnifying Party shall assume the defense of such claim or litigation resulting therefrom, the obligations of the Indemnifying Party hereunder as to such claim shall include, in addition to the indemnification required hereby, the taking all steps necessary in the defense or settlement of such claim or litigation. Such Indemnifying Party shall not, in the defense of such claim or any litigation resulting therefrom, consent to the entry of any judgment (other than a judgment of dismissal on the merits without costs) except with the written consent of the Indemnified Party (which consent shall not be unreasonably withheld) or enter into any settlement (except with the written consent of the Indemnified Party which consent shall not be unreasonably withheld) which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party of a release from all liability in respect of such claim or litigation. Anything in this Paragraph 10.4.2 to the contrary notwithstanding, the Indemnified Party may, with separate counsel of its choice and at its expense, participate in the defense of any such claim or litigation.

                           .3 If the Indemnifying Party shall not assume the defense of any such claim by a third party, or any litigation resulting therefrom, after receipt of notice from such Indemnified Party, the Indemnified Party may defend against such claim or litigation in such manner as it deems appropriate, and unless the Indemnifying Party shall, at its option, provide a bond to, or deposit with the Indemnified Party a sum equivalent to the lesser of (x) the total amount which may be required to be paid in indemnification pursuant to this Section 10 or (y) the total amount demanded in such claim or litigation plus the Indemnified Party's estimate of the costs of defending the same, the Indemnified Party may settle such claim or litigation on such terms as it may deem appropriate and shall have the right to receive, subject to the terms of this Agreement, the Damages incurred by the Indemnified Party in connection with the defense against or settlement of such claim or litigation. If the Indemnifying Party shall provide such bond or deposit, the Indemnified Party shall not settle any such claim or litigation without the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld.

                           .4 Subject to any limitation expressly established herein, the Indemnified Party shall have the right to receive from the Indemnifying Party the amount of all Damages incurred by the Indemnified Party in connection with the defense against a claim or litigation by a third party, whether or not resulting from, arising out of, or incurred with respect to, the act of a third party.

                           .5 Notwithstanding anything to the contrary contained herein, any and all amounts to be paid by Seller to Buyer pursuant to this Section 10 shall be satisfied solely by set-off by Buyer against payments, if any, to be made by Buyer to Seller pursuant to the Payment Note, in reverse order of maturity.

      .5 Survival. Seller's representations and warranties contained in Sections 3.1, 3.2, 3.4, 3.5 (with respect to pending suits, arbitrations, claims, investigations, actions or proceedings only), 3.8, 3.12 and 3.15, and Buyer's representations and warranties contained herein, shall each survive the Closing for a period of ninety (90) days. No other representations and warranties of Seller shall survive the Closing. The covenants and agreements of Buyer and Seller set forth herein shall survive the Closing.

      .6 Exclusive Remedy. The indemnification rights provided in this Section 10 shall be the sole and exclusive remedy available to each of the parties to this Agreement as against the other party for any misrepresentation, breach of warranty or failure to fulfill any covenant or agreement contained herein or in connection with any of the transactions contemplated by this Agreement.



11.   Miscellaneous


      .1 Seller's Knowledge. As used in this Agreement, the term "Seller's knowledge" and all other references to matters which are known by or to Seller, shall refer to matters which are actually known by John J. McDonough and Martin
A. Koehler.

      .2 Written Agreement to Govern. This Agreement sets forth the entire understanding and supersedes all prior and contemporaneous oral or written agreements among Seller, Buyer, SoftNet and Telcom Midwest, L.L.C. relating to the subject matter contained herein, including the Term Sheet for the Acquisition of the Assets of CDI which was executed between SoftNet and Buyer, and merges all prior and contemporaneous discussions among Seller, Buyer and SoftNet. No party hereto shall be bound by any definition, condition, representation, warranty, covenant or provision other than as expressly stated in this Agreement or as hereafter set forth in a written instrument executed by such party.

      .3 Severability. The parties hereto expressly agree that it is not the intention of any party hereto to violate any public policy, statutory or common law, rules, regulations, treaties or decisions of any government or agency thereof. Except as otherwise expressly provided herein, if any provision of this Agreement is judicially or administratively interpreted or construed as being in violation of any such provision, such articles, sections, sentences, words, clauses or combinations thereof shall be inoperative, and the remainder of this Agreement shall remain binding upon the parties hereto.

      .4 Notices. Any and all notices necessary or desirable to be served hereunder shall be in writing and shall be deemed to have been duly given (a) if delivered in person and a receipt is given; (b) if communicated by confirmed facsimile utilizing the fax numbers referenced below; (c) if sent by overnight delivery with a national overnight courier service, and addressed as set forth below; or (d) if sent by registered or certified mail, return receipt requested, prepaid, and addressed as follows:

                  If to Buyer:

                           Newtel Buffalo Grove, Inc.
                           1425 North Busch Parkway
                           Buffalo Grove, Illinois 60089
                           Facsimile:       (847) 821-2228
                           Attn:  Mr. John Jellinek

                           with a copy to:

                           Rudnick & Wolfe
                           203 North LaSalle Street
                           Suite 1800
                           Chicago, Illinois 60601
                           Facsimile:       (312) 236-7516
                           Attn:  Paul D. Rudnick, Esq.

                  If to Seller:

                           Communicate Direct, Inc.
                           717 Forest Avenue
                           Lake Forest, Illinois 60045
                           Facsimile: (847) 266-8250
                           Attn: John J. McDonough

                           with a copy to:

                           McDermott, Will & Emery
                           227 West Monroe St.
                           Chicago, Illinois 60606
                           Facsimile: (312) 984-3669
                           Attn: H. George Mann, Esq.

or at such other address or addresses any party hereto may designate for itself or himself from time to time in a written notice served upon each other party hereto in accordance herewith.

      .5 Parties in Interest. Other than those specific rights granted to SoftNet herein, nothing in this Agreement, or in any other document referred to herein, whether express or implied, is intended to: (i) confer any rights or remedies on any persons other than the parties hereto and their respective successors and assigns; (ii) relieve or discharge the obligations or liability of any third parties; or (iii) give any third parties any right of subrogation over or action against the parties to this Agreement or their respective successors and assigns.

      .6 Counterparts and Faxed Signatures. This Agreement may be executed in any number of counterparts, and each counterpart shall constitute an original instrument, but all such separate counterparts shall constitute one and the same agreement. This Agreement may be executed by original signatures or by fax copies of original signatures.

      .7 Law to Govern. The validity, construction and enforceability of this Agreement shall be governed in all respects by the laws of the State of Illinois without regard to its conflict of laws rules.

      .8 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that Buyer may not assign this Agreement or any of the rights or obligations arising hereunder, without the prior written consent of Seller, which consent shall not be unreasonably withheld.

      .9 Further Assurances. At any time on or after the Closing, the parties hereto shall each perform such acts, execute and deliver such instruments, assignments, endorsements and other documents and do all such other things consistent with the terms of this Agreement as may be reasonably necessary to accomplish the transaction contemplated in this Agreement or otherwise carry out the purposes of this Agreement.

      . 10 Gender, Number and Headings. The masculine, feminine or neuter pronouns used herein shall be interpreted without regard to gender, and the use of the singular or plural shall be deemed to include the other whenever the context so requires. The headings in this Agreement are inserted for convenience of reference only and are not a part of this Agreement.

      .11 Schedules and Exhibits. The Schedules and Exhibits referred to herein and attached hereto are incorporated herein by such references as if fully set forth in the text hereof.

      .12 Waiver of Provisions. The terms, covenants, representations, warranties and conditions of this Agreement may be waived only by a written instrument executed by the party waiving compliance. The failure of any party at any time to require performance of any provisions hereof shall, in no manner, affect the right at a later date to enforce the same. No waiver by any party of any condition, or breach of any provision, term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or of the breach of any other provision, term, covenant, representation or warranty of this Agreement.

      .13  Expenses.  Each party  shall bear its own  expenses  incident to this
Agreement  and  the  transactions   contemplated   hereby,   including   without
limitation, all fees of counsel, accountants and consultants.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

                                   NEWTEL BUFFALO GROVE, INC.
                                   an Illinois limited liability corporation


                                   By:  ________________________________




                                   COMMUNICATE DIRECT, INC.,
                                   an Illinois corporation


                                   By:  ________________________________

                                    EXHIBIT A

                                FORM OF SUBLEASE

                                    SUBLEASE


         AGREEMENT OF SUBLEASE made as of November 1, 1996 (hereinafter referred to as this "Sublease") by and between Communicate Direct, Inc., having an office at 1425 E. Busch Parkway, Buffalo Grove, Illinois 60089 (hereinafter referred to as "Sublessor"), and Newtel Buffalo Grove, Inc., an Illinois corporation (hereinafter referred to as "Sublessee").

                                   WITNESSETH:

         WHEREAS, by that certain lease [undated], as amended from time to time (hereinafter referred to as the "Lease" and attached hereto as Exhibit A), American National Bank and Trust Company of Chicago, not personally but as trustee under Trust Agreement No. 56658 dated December 30, 1982 (hereinafter referred to as the "Lessor") leased to Sublessor the premises comprising approximately 24,777 square feet (hereinafter referred to as the "Premises") and known as 1405-1425 E. Busch Parkway, Buffalo Grove, Illinois; and

         WHEREAS, Sublessor desires to sublease approximately 14,370 square feet of the Premises as shown on Exhibit B attached hereto, which shall include the non-exclusive use of all common areas within the Premises (hereinafter referred to as the "Demised Premises") to Sublessee and Sublessee desires to sublease the Demised Premises from Sublessor.

         NOW THEREFORE, in consideration of the foregoing and the mutual covenants hereinafter set forth, the parties hereby agree as follow:

                  12        Subleasing and Term


                           .1  Upon  the   terms  and   conditions   hereinafter
provided, Sublessor hereby leases to Sublessee and Sublessee hereby leases from Sublessor the Demised Premises for a period which shall commence effective as of the date hereof (hereinafter referred to as the "Commencement Date") and shall end on April 30, 2002, unless such shall be terminated sooner or extended as provided in this Sublease.

                           .2 Notwithstanding  the above, in the event Sublessor
renews the Lease and Sublessee is not in default of this Sublease, Sublessee shall have the right to renew this Sublease provided that there shall be an equitable adjustment to rent payable hereunder to reflect any increased rent payable by Sublessor pursuant to the Lease.

                           .3 Sublessee may use and occupy the Demised  Premises
for   general   office   purposes    including   sales   and   installation   of
telecommunications systems, and for no other purpose.




                  13        Fixed Rent

         Sublessee covenants and agrees to pay to Sublessor, beginning as of on November 1, 1996 (the "Rent Commencement Date"), annual fixed rent (hereinafter referred to as "Fixed Rent") on a monthly basis in an amount equal to 58% (Sublessee's pro rata share) of monthly rent payable by Sublessor in the Premises.

         Fixed Rent shall be paid in advance, promptly on the first day of each month, without any set-off, deduction or abatement except as specifically set forth herein.

         If the Sublessee takes full and actual possession of the Demised Premises on any day other than the Commencement Date or if this Sublease ends on any day other than the last day of a month, then the Fixed Rent for the first month Fixed Rent is due hereunder or the last month of this Sublease shall be prorated accordingly.

                  14        Additional Rent

                           .1 In addition  to Fixed Rent to be paid  pursuant to
Paragraph 2 hereof, during the term of this Sublease, beginning as of November 1, 1996, Sublessee shall pay to Sublessor 58% of all other rentals, charges, fees and expenses provided in the Lease, including but not limited to all additional rents, taxes, dues, fees, and charges set forth in the Lease due from Sublessor, as lessee, to Lessor, in accordance with the terms of the Lease (collectively "Additional Rent").

                           .2  Additional  Rent  shall be paid by  Sublessee  to
Sublessor at such time or times as such expenses shall become payable by Sublessor to the Lessor under the Lease. Any such Additional Rent payments applicable to the year in which this Sublease shall end shall be apportioned so that the Sublessee shall pay its aforesaid share of only that amount which corresponds with the portion of said year which is within the term hereby demised.

                           .3  Bills  for  Additional  Rent  shall  be  sent  to
Sublessee in the same detail as such bills are received by Sublessor from the Lessor and shall be accompanied by Lessor's Statement in connection with Additional Rent and a computation showing the amounts due from Sublessee.

                           .4  Sublessee  shall be entitled to 58% of any refund
or credit to which Sublessor is entitled in connection with any overpayment of Additional Rent by Sublessor to the Lessor with respect to the Demised Premises during the term hereof. In the event of any such refund or credit from the Lessor to Sublessor, Sublessor shall promptly notify Sublessee thereof and shall, based on Lessor's treatment of such overpayment, refund or credit Sublessee's share of such refund or credit as applicable.

                           .5 The  obligations  provided for in this Paragraph 3
shall survive the termination or expiration of this Sublease for a period of two
(2) years, provided, however, that Sublessee's obligations with respect to unpaid Additional Rent for which Sublessee has received bills shall survive until paid and Sublessor's obligations with respect to refunds or credits due Sublessee which Sublessor has received or had a right to receive shall survive until paid or credited to Sublessee.

                  15        Payments

                           .1 All payments of Fixed Rent,  Additional  Rent, and
other amounts payable by Sublessee to Sublessor pursuant to this Sublease shall be made at the office of Sublessor as set forth at the head of this Agreement or to such other place as may be designated by Sublessor in writing.

                           .2 All costs,  charges and expenses  which  Sublessee
assumes or agrees to pay to Sublessor pursuant to this Sublease shall be deemed Additional Rent, and, in the event of non-payment thereof, Sublessor shall have all the rights and remedies herein provided for in case of non-payment of rent under the Lease.

                           .3 If  Sublessee  shall  fail to pay any  amount  due
hereunder within ten (10) calendar days of the date such payment is due, Sublessee shall pay interest thereon at an Interest Rate which shall be 18% per annum unless a lesser rate shall then be the maximum rate permissible by law with respect thereto, in which event such lesser rate shall be charged, from the date when such installment of payment shall have been due (and not the tenth day thereafter) to the date of payment thereof.

                  16        Condition of Demised Premises

         Sublessee acknowledges that it has inspected the Demised Premises and is fully familiar with the physical conditions thereof and agrees to take the same "as is". Sublessee shall make no alterations, improvements or additions to the Demised Premises whatsoever without the consent of Sublessor and the Lessor in accordance with the terms of the Lease and this Sublease.

                  17        Utility Costs and Janitorial Services

                           .1 Sublessee  shall be responsible for payment of and
shall pay when due, electricity, natural gas, air conditioning, telephone or other communication service(s) and all other utility services and janitorial services in connection with the Demised Premises as shall be billed directly to Sublessee by such utility or communication companies, or, if such services are not billed directly to Sublessee, Sublessee shall pay to Sublessor 58% of such costs.

                  18        Lessor's Services

         If the Lessor fails to fulfill its obligations under Lease, Sublessor agrees that it will cooperate with Sublessee to enable Sublessee to enforce such obligations, but Sublessee shall pay and indemnify and hold Sublessor harmless against any liability for all costs and expenses in the prosecution of any proceedings or actions so taken by Sublessee except to the extent caused by a default of Sublessor under the Lease or this Sublease.


                  19        Covenants and Representations of Sublessor

                           .1  Sublessor  covenants  and agrees that it will not
enter into any modification of the Lease or any other agreement with respect to the Lease which would adversely affect the use by Sublessee of the Demised Premises or increase the obligations of Sublessee or diminish its rights hereunder.

                           .2 To  Sublessor's  knowledge,  there are no defaults
existing under the Lease by the Lessor or Sublessor and no circumstances currently exist which would constitute a default, and there is no existing basis for Sublessor or Lessor to cancel the Lease or to exercise any other remedies available to it by virtue of a default by Lessor or Sublessor respectively.

                  20        Incorporation of Lease

                           .1 Sublessor  certifies that a true and complete copy
of the Lease is attached hereto as Exhibit A. Further, as of the date hereof there have been no amendments to the Lease.

                           .2 This  Sublease is subject and  subordinate  to the
terms and conditions of the Lease and any mortgages as provided therein. Sublessee at its sole cost and expense shall at all times fully comply with all of the covenants, terms, conditions and agreements of the Lease applicable to Sublessee as if the Lease is a direct lease between Sublessee as tenant and Lessor as landlord. Sublessee shall not do or allow to be done any act or omission, on its part or on the part of any of its officers, directors, customers, invitees, agents, servants, employees, contractors or third parties, which would adversely affect Sublessor's rights, privileges, powers and immunities under the Lease or which would be contrary to the requirements of the Lease. In the event the obligations and restrictions imposed upon Sublessee in this Sublease conflict with the obligations and restrictions imposed upon Sublessor, as lessee under the Lease, then the more burdensome of such restrictions and obligations shall be binding upon Sublessee.

                           .3 The time limits  provided for in the provisions of
the Lease for the giving of notice, making demands, performance of any act condition or covenant, or the exercise of any right, remedy or option, are changed for the purposes of this Sublease as specifically stated elsewhere herein, or if not so stated, by lengthening for Sublessor or shortening for Sublessee, as the case may be, such limits by (i) five (5) days with respect to all such periods of less than twenty (20) days but more than three (3) days, and
(ii) as much notice as reasonable practicable with respect to all periods of less than three (3) days, so that notices may be given, demands made, or any act, condition or covenant performed, or any right, remedy or option hereunder exercised by Sublessor or Sublessee, as the case may be, within the time limit relating thereto contained in the Lease.

                           .4 With respect to any such  actions  that  Sublessee
desires to take for which the Lease requires the approval or consent of the Lessor, Sublessee shall request such approval or consent from the Lessor and Sublessor. Notwithstanding Sublessor's consent Sublessee shall not be permitted to take such action for which the approval or consent of Lessor is necessary without Lessor's express written approval or consent.

                           .5 No representations or warranties made in the Lease
by Lessor to Sublessor shall be incorporated into this Sublease as having been made by Sublessor to Sublessee.

                           .6 In the event that  Sublessee  shall default in the
full performance of any of the terms, covenants or conditions on its part to be performed under this Sublease, then Sublessor shall have the same rights and remedies with respect to such default as are given to the Lessor under the Lease with respect to defaults by Sublessor under the Lease, all with the same force and effect as though the provision of the Lease with respect to defaults and the rights and remedies of the Lessor under the Lease in the event thereof were set forth at length in this Sublease.

                  21        Assignment and Subletting

         Sublessee shall not assign or sub-sublet any part of the Demised Premises without the prior written consent of Sublessor, which consent may be withheld at Sublessor's reasonable discretion.

                  22        Subordination of Sublease

         Except for as otherwise expressly provided herein, this Sublease is subject and subordinate to the Lease, and the Sublessee shall have no greater rights in and to the Demised Premises than Sublessor has as Lessee under the Lease.

                  23        Broker

         Sublessee and Sublessor each represents to the other that it knows of no claim, or basis for any claim, against Sublessor for broker's commissions, finder's fees or other compensation due and arising by reason of this transaction. Sublessee shall indemnify and hold Sublessor harmless against any claim for a brokerage commission, finder's fee or other compensation arising out of any negotiations had by Sublessee with any other broker or finder with respect to the subletting of the Demised Premises. Sub-lessor shall indemnify and hold Sublessee harmless against any claims for a brokerage commission, finder's fee or other compensation arising out of any negotiations had by Sublessor with any other broker or finder with respect to the subletting or renewal of the Demised Premises.

                  24        Signage

         Sublessee shall be entitled to take over such signage space at the Premises as is presently used by Sublessor. Sublessee acknowledges that its signage is subject to Lessor's approval.

                  25        Parking Spaces

         Sublessee shall be entitled to such number of parking spaces presently reserved to Sublessor under the Lease as shall equal the ratio that the aggregate rent Sublessee pays to Sublessor bears to the aggregate rent paid by Sublessor to Lessor pursuant to the Lease.

                  26        Notices

         All notices under the Sublease shall be in writing and shall be made by certified mail, return-receipt requested, or delivered personally to the addresses specified below or to such other address as either party may specify in writing to the other party.

To Sublessor:              Communicate Direct, Inc.
                                    717 Forest Avenue
                                    Lake Forest, Illinois  60045
                                    Attn:  Martin A. Koehler

with a copy to:            McDermott, Will & Emery
                                    227 West Monroe Street
                                    Chicago, Illinois 60606
                                    Attn:  H. George Mann, Esq.

To Sublessee:              Newtel Buffalo Grove, Inc.
                                    1425 North Busch Parkway
                                    Buffalo Grove, Illinois 60089
                                    Attn:  John Jellinek

With a copy to:            Rudnick & Wolfe
                                    203 North LaSalle Street
                                    Suite 1800
                                    Chicago, Illinois  60601
                                    Attn:  Paul D. Rudnick, Esq.

                  27        Entire Agreement

         This Sublease contains the entire agreement between the parties with respect to the matters covered hereby and any executory agreement hereafter made shall be ineffective to change, modify or discharge this Sublease, in whole or in part, unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification or discharge is sought.

                  28        Consent of Lessor

         This Sublease shall take effect only when the Lessor executes and deliver that certain Consent to Sublease through which Lessor specifically consents to the terms and conditions of this Sublease.

                  29        Execution in Counterpart

         This Sublease may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but such counterparts together shall constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Sublease to be executed as of the day first above written.


                                                     For the Sublessor:
                                                     Communicate Direct, Inc.

                                                     By:
                                      Its:

                                                     For the Sublessee:
                                                     Newtel Buffalo Grove, Inc.

                                                     By:
                                      Its:

         SoftNet Systems, Inc., a New York corporation ("Guarantor"), the guarantor of the Lease described herein under that certain "Corporate Guaranty" by Guarantor dated February 23, 1995 (the "Guaranty"), hereby consents to the execution and delivery by Sublessor and Sublessee of this Sublease, and Lessor's consent thereto. Guarantor acknowledges, ratifies and confirms its liabilities and obligations with respect to the Lease under the Guaranty as of the date hereof.

                                                     SoftNet Systems, Inc.

                                                     By:
                                      Its:

         The undersigned, as Lessor, hereby consents to this Sublease, provided, however, that:

        1. This consent to the Sublease shall in no way release Sublessor from any of its covenants, agreements, liabilities and duties under the Lease and any amendments thereto.

        2. This consent to Sublease does not constitute approval by Lessor of the terms of the Sublease.

        3. Nothing herein contained shall be deemed a waiver of any of Lessor's rights under the Lease.

        4. This consent to Sublease shall be deemed limited solely to this Sublease, and Lessor reserves the right to consent to any further or additional subleases and to consent to any assignments of the Lease or Sublease.

                                    American National Bank and Trust
                                    Company of Chicago, not personally
                                    but solely as Trustee under Trust
                                    Agreement No. 56658 dated December 30, 1982.


                                    By:
                                    Its:

                                    EXHIBIT A

                                    THE LEASE

                                    EXHIBIT B

                                DEMISED PREMISES

                                    EXHIBIT B

                            FORM OF SUBLEASE GUARANTY

                                SUBLEASE GUARANTY


         For value received, and in order to induce Communicate Direct, Inc. ("CDI") to enter into an asset purchase agreement (the "Asset Purchase
Agreement") with Newtel Buffalo Grove, Inc. ("Newtel") and to enter into a Sublease (the "Sublease") with Newtel dated as of November 1, 1996 which Sublease was executed in connection with the consummation of the transactions contemplated by the Asset Purchase Agreement, the undersigned hereby, jointly and severally, guarantee absolutely and unconditionally the prompt payment when due, whether at maturity, by declaration, by demand or otherwise, and at any and all times thereafter, of all indebtedness of Newtel to CDI, its successors and assigns, pursuant to the Sublease, not withstanding any assignment by Newtel thereof, up to a maximum guaranteed amount of $400,000, and all expenses (including without limitation attorneys' fees and legal costs and expenses) paid or incurred by CDI in endeavoring to collect such indebtedness or any part thereof and in enforcing this Guaranty (collectively, the "Indebtedness").

         This Guaranty is an absolute, unconditional, irrevocable, unlimited guarantee of payment, irrespective of any circumstances which might otherwise constitute a legal or equitable discharge or defense of any guarantor. Each guarantor shall, immediately upon demand of CDI, render full payment of the Indebtedness then due as guaranteed hereunder.

         Each guarantor hereunder waives notice of acceptance of this Guaranty and consents that, without notice to or further assent by any guarantor, the Indebtedness hereby guaranteed may be renewed, extended, modified, accelerated, prematured, released, settled or compromised by CDI as CDI in its sole discretion may deem advisable. Each guarantor waives presentment for payment, demand, protest and notice of dishonor.

         No guarantor's obligations hereunder shall be released, discharged or otherwise affected by any claim, set-off or other rights which such guarantor may have against Newtel or CDI. No payments by any guarantor hereunder shall entitle such guarantor, by subrogation or otherwise, to the rights of CDI to any payment by Newtel.

         If at any time all or any part of any payment received by CDI with respect to the Indebtedness guaranteed hereby is rescinded or must be otherwise restored or returned to Newtel for any reason whatsoever (including the insolvency, bankruptcy or reorganization of Newtel or any guarantor), then each guarantor's obligations hereunder shall, to the extent of such payment rescinded or returned, be deemed to have continued in existence, notwithstanding such previous receipt by CDI and each guarantor's obligations hereunder with respect to such payment shall continue to be effective or reinstated, as the case may be, at such time, all as though such previous payment to CDI had not been made.

         CDI shall not be required to proceed against Newtel or to resort first to any other remedy to enforce payment or collection of the Indebtedness guaranteed hereby. CDI may pursue any or all of its remedies at one or at different times. No failure or delay by CDI in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The obligations of each guarantor and all of the rights and remedies of CDI herein provided shall be cumulative and not exclusive of any rights or remedies provided by law or otherwise. No consent or waiver, express or implied, by CDI to any breach or default by a guarantor in the performance of its obligations hereunder shall be deemed or construed to be a consent to or a waiver of any other obligations of such of any other guarantor hereunder.

         Suit may be brought against the guarantors, jointly or severally, and against any one or more of them, without impairing the rights of CDI against any other guarantor; and CDI may settle with any guarantor for such sum as it may see fit and release any guarantor from all further liability to CDI for such Indebtedness without impairing the right of CDI to demand and collect the balance of such Indebtedness from any other guarantor not so released.

         The provisions of this guaranty shall be binding upon each guarantor and his heirs, successors and assigns, provided that a guarantor may not assign or otherwise transfer any of its rights or obligations under this Guaranty, except the written consent of CDI.

         This Guaranty shall accrue to the benefit of the transferee or assignee of the Sublease. This Guaranty shall be governed by and construed in accordance with the substantive laws of the State of Illinois, and each guarantor hereby consents to the jurisdiction of Illinois courts of all matters relating to this Guaranty.

         IN WITNESS WHEREOF, the undersigned have caused this Guaranty to be executed as of the 1st day of November, 1996.


                                -----------------------------
                                John Jellinek


                                -----------------------------
                                Phil Kenny


                                -----------------------------
                                Daniel Lee


                                -----------------------------
                                Michael Fainman

                                    EXHIBIT C

                              FORM OF PAYMENT NOTE

                                 PROMISSORY NOTE



$209,579                                                        December 9, 1996


                  FOR VALUE RECEIVED, the undersigned, Newtel Buffalo Grove, Inc., an Illinois corporation ("Newtel") promises to pay to Communicate Direct, Inc., an Illinois corporation ("CDI") or any other holder hereof, the principal sum of Two Hundred Nine Thousand Five Hundred Seventy-Nine Dollars ($209,579). Interest shall accrue on the unpaid principal at an annual rate of ___%, from and after November 1, 1996. Payment of accrued interest on the unpaid principal shall be made quarterly on December 31, 1996 and March 31, 1997, and thereafter, payments of the principal and accrued interest shall be made in equal quarterly installments of _____________________ ($________) on the last day of June, and September, December and March each year, beginning June 30, 1997 and ending September 30, 2000.

                  Newtel may prepay all or any portion of the amounts due pursuant to this Note without penalty or premium. All amounts due and owing to CDI or any other holder hereof pursuant to this Note shall be deemed fully paid and satisfied if, on or prior to May 8, 1998, Newtel pays to the holder hereof an amount equal to (x) ninety-six percent (96%) of the unpaid principal hereunder on the date of such repayment plus (y) all accrued and unpaid interest on the full amount of the unpaid principal through such repayment date.

                  Payments of principal and interest are to be made in lawful money of the United States of America in same day or immediately available funds.

                  The occurrence of any of the following shall constitute a default by Newtel (each an "Event of Default"): (i) the failure of Newtel to pay any principal or interest of this Note when due; (ii) the failure of Newtel to perform or observe any of the covenants contained in the Agreement for Purchase and Sale of Certain Assets of Communicate Direct, Inc. dated December 9, 1996 between CDI and Newtel (the "Agreement"), (iii) any representation or warranty made by Newtel in the Agreement shall be incorrect in any material respect when made or as of the date hereof; (iv) the failure of Newtel to generally pay its debts as they mature; and (v) the commencement by or against Newtel of any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings under any federal or state law, provided that in the event of any such involuntary proceeding commenced against Newtel such proceeding is not dismissed or discharged within thirty (30) days after commencement thereof.

                  Upon the occurrence of any Event of Default, the holder of this Note may declare the principal balance hereof immediately due and payable.

                  Newtel agrees to pay all expenses, including reasonable attorneys' fees and legal expenses, incurred by the holder of this Note in endeavoring to collect any amounts payable hereunder which are not paid when due, whether by acceleration or otherwise.

                  All  parties  hereto,   whether  as  makers,   endorsers,   or
otherwise, severally waive presentment for payment, demand, protest and notice of dishonor.

                  THIS NOTE HAS BEEN DELIVERED IN CHICAGO, ILLINOIS AND SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS.


                                                     NEWTEL BUFFALO GROVE, INC.


                                                     By:
                                      Name:
                                     Title:

                                    EXHIBIT D

                          FORM OF PAYMENT NOTE GUARANTY

                            PROMISSORY NOTE GUARANTY


         For value received, and in order to induce Communicate Direct, Inc. ("CDI") to enter into an asset purchase agreement (the "Asset Purchase Agreement") with Newtel Buffalo Grove, Inc. ("Newtel") and to accept the Promissory Note (the "Note") of Newtel dated December 9, 1996 which Note was issued in connection with the consummation of the transactions contemplated by the Asset Purchase Agreement, the undersigned hereby guarantees absolutely and unconditionally the prompt payment when due, whether at maturity, by declaration, by demand or otherwise, and at any and all times thereafter, of (x) up to a maximum of twenty-five percent (25%) of all indebtedness to CDI, its successors and assigns, pursuant to the Note, notwithstanding any transfer by Newtel of the Note, and all expenses (including without limitation attorneys' fees and legal costs and expenses) paid or incurred by CDI or any other holder of the Note in endeavoring to collect such indebtedness or any part thereof from Newtel and (y) all expenses (including without limitation attorneys' fees and legal costs and expenses) paid or incurred by CDI or any other holder of the
Note in enforcing this Guaranty (collectively, the "Indebtedness").

         This Guaranty is an absolute, unconditional, irrevocable, unlimited guarantee of payment, irrespective of any circumstances which might otherwise constitute a legal or equitable discharge or defense of any guarantor. The undersigned shall, immediately upon demand of the holder of the Note, render payment of the Indebtedness then due as guaranteed hereunder.

         The undersigned hereunder waives notice of acceptance of this Guaranty and consents that, without notice to or further assent by the undersigned, the Indebtedness hereby guaranteed may be renewed, extended, modified, accelerated, prematured, released, settled or compromised by CDI or any other holder of the Note as CDI or such holder in its sole discretion may deem advisable. The undersigned waives presentment for payment, demand, protest and notice of dishonor.

         The undersigned's obligations hereunder shall not be released, discharged or otherwise affected by any claim, set-off or other rights which he may have against Newtel, CDI or any other holder of the Note. No payments by the undersigned hereunder shall entitle him, by subrogation or otherwise, to the rights of CDI or any other holder of the Note, to any payment by Newtel.

         If at any time all or any part of any payment received by CDI or any other holder of the Note with respect to the Indebtedness guaranteed hereby is rescinded or must be otherwise restored or returned to Newtel for any reason whatsoever (including the insolvency, bankruptcy or reorganization of Newtel or the undersigned), then the undersigned's obligations hereunder shall, to the extent of such payment rescinded or returned, be deemed to have continued in existence, notwithstanding such previous receipt by CDI or such other holder of the Note, and the undersigned's obligations hereunder with respect to such payment shall continue to be effective or reinstated, as the case may be, at such time, all as though such previous payment to CDI or such holder had not been made.

         Neither CDI nor any other holder of the Note shall be required to proceed against Newtel or to resort first to any other remedy to enforce payment or collection of the Indebtedness guaranteed hereby. CDI or such holder may pursue any or all of its remedies at one or at different times. No failure or delay by CDI or such holder in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The obligations of the undersigned and all of the rights and remedies of CDI and any other holder of the Note herein provided shall be cumulative and not exclusive of any rights or remedies provided by law or otherwise. No consent or waiver, express or implied, by CDI or such other holder to any breach or default by the undersigned in the performance of his obligations hereunder shall be deemed or construed to be a consent to or a waiver of any other obligations of such hereunder.

         Suit may be brought against the undersigned and/or against any one or more of the other guarantors of amounts owing pursuant to the Note, without impairing the rights of CDI or any other holder of the Note, against the undersigned or any other guarantor; and CDI or such other holder, may settle with the undersigned or any guarantor for such sum as it may see fit and release the undersigned or any guarantor from all further liability to CDI or such holder for such Indebtedness without impairing the right of CDI or such holder to demand and collect the Indebtedness from the undersigned or the appropriate guaranteed amounts from any other guarantor not so released.

         The provisions of this guaranty shall be binding upon the undersigned and his heirs, successors and assigns, provided that the undersigned may not assign or otherwise transfer any of his rights or obligations under this Guaranty, except upon the written consent of CDI or any other holder of the Note.

         This Guaranty shall accrue to the benefit of the transferee, assignee or holder of the Note. This Guaranty shall be governed by and construed in accordance with the substantive laws of the State of Illinois, and the undersigned hereby consents to the jurisdiction of Illinois courts of all matters relating to this Guaranty.

         IN WITNESS WHEREOF, the undersigned has caused this Guaranty to be executed as of this 9th day of December, 1996.


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